Exhibit 10.1
WAIVER AGREEMENT
     WAIVER AGREEMENT dated as of August 5, 2009 (this “Waiver Agreement”), among HOLLIDAY FENOGLIO FOWLER, L.P., a Texas limited partnership (the “Borrower”), the lenders party to the Credit Agreement (as defined below) (collectively, the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).
     PRELIMINARY STATEMENTS:
(1)	The Borrower, the Lenders signatory thereto and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of February 5, 2007 (the “Original Agreement”), as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 30, 2007 (the “First Amendment”) and that certain Second Amendment to Amended and Restated Credit Agreement, dated as of June 27, 2008 (the “Second Amendment”). The Original Agreement as amended by the First Amendment and the Second Amendment, is referred to in this Waiver Agreement as the “Credit Agreement”. Capitalized terms used but not defined in this Waiver Agreement shall have the meanings assigned to them in the Credit Agreement.

(2)	The Borrower has informed the Lenders that for the Reference Periods ended June 30, 2009 and that will end on September 30, 2009 and December 31, 2009, it is anticipated that the Borrower will not maintain levels of either its Consolidated Leverage Ratio or its Consolidated Fixed Charge Coverage Ratio (the “Financial Covenants”) as required under Section 7.18 of the Credit Agreement.

(3)	The failure to meet the Financial Covenants as required under the Credit Agreement would result in an Event of Default.

(4)	The Borrower has requested the Lenders waive the requirements set forth in Section 7.18(a) and (b) of the Credit Agreement for the Reference Period ended June 30, 2009, and for the Reference Periods ending September 30, 2009 and December 31, 2009.

(5)	The Required Lenders are willing to grant the waiver described in Preliminary Statement (4) above on the terms, and to the extent, expressly set forth in this Waiver Agreement.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
     SECTION 1.01. Waiver. For the Reference Period ended June 30, 2009 and for the Reference Periods that will end on September 30, 2009 and December 31, 2009 only , except as set forth in Section 1.02 below (and subject to the terms of Section 1.04 below), the Required Lenders hereby waive the requirement of Section 7.18 of the Credit Agreement that the

Borrower maintain a Consolidated Leverage Ratio of equal to or less than 3.00 to 1.0, and maintain a Consolidated Fixed Charge Coverage Ratio of equal to or greater than 1.65 to 1.0. The waiver described in this Section 1.01 does not apply to any period other than the Reference Periods ending June 30, 2009, September 30, 2009 and December 31, 2009, respectively. For the sake of clarity, at all times at which Borrower shall have no Borrowings outstanding as a result of the terms and provisions of Section 1.02 below, (i) the Required Lenders hereby waive any requirement that Borrower be in compliance with Section 7.18 on a Pro Forma Basis both before and after giving effect to any proposed Restricted Payment that would otherwise be permitted pursuant to Section 7.06, and (ii) the Required Lenders waive the requirement that the Borrower be in compliance with Section 7.18 for purposes of exercising the Extension Option as set forth in Section 2.12.
     SECTION 1.02. Conditions to Future Extensions of Credit. Notwithstanding the waiver granted pursuant to Section 1.01 above, no Lender shall have any further obligation to make Credit Extensions under the Credit Agreement unless and until (i) the Borrower complies with the terms of Section 7.18(a) and (b) for the Reference Period most recently ended immediately preceding the date on which such Borrowing will occur and (ii) the Borrower satisfies all other terms and conditions of Section 4.02 of the Credit Agreement. Once all conditions to further Credit Extensions have been satisfied, then all obligations of the Lenders to make any Credit Extensions are subject to Availability as provided in the Credit Agreement.
     SECTION 1.03. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:
     (a) Immediately after giving effect to the waiver set forth in Section 1.01 of this Waiver Agreement, the representations and warranties set forth in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the Waiver Agreement Effective Date with the same effect as though made on and as of the date hereof or the Waiver Agreement Effective Date, as the case may be, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), except that for purposes of this Waiver Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement.
     (b) On the date hereof and on the Waiver Agreement Effective Date, no Default or Event of Default (other than Borrower’s failure to maintain the Consolidated Leverage Ratio and Consolidated Fixed Charge Coverage Ratio for the Reference Period that ended on June 30, 2009) has occurred and is continuing.
     (c) The execution, delivery and performance of this Waiver Agreement by the Borrower have been duly authorized by all requisite corporate or other organizational action.

     (d) This Waiver Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.
     (e) The execution, delivery and performance of this Waiver Agreement by the Borrower does not and will not (i) contravene the terms of any of the Borrower’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which the Borrower or the Borrower’s Affiliate is a party or affecting the Borrower or the properties of the Borrower or any of its subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate any Law.
The Borrower hereby acknowledges that the waiver is granted by the Required Lenders party hereto in express reliance upon the accuracy of the foregoing representations and warranties.
     SECTION 1.04. Effectiveness. This Waiver Agreement shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the “Waiver Agreement Effective Date”):
     (a) The Administrative Agent shall have received duly executed counterparts of (i) this Waiver Agreement which, when taken together, bear the authorized signatures of the Borrower and the Required Lenders and (ii) a Reaffirmation of Guaranty of even date herewith which, when taken together, bear the signatures of each party to the Guaranty Agreement.
     (b) The representations and warranties set forth in Section 1.03 hereof shall be true and correct on and as of the Waiver Agreement Effective Date.
     (c) The Administrative Agent shall have received all fees and expenses required to be paid by the Borrower pursuant to Section 1.06 of this Waiver Agreement and as may be otherwise provided in the Loan Documents.
     (d) The Lenders shall have received such other documents, legal opinions, instruments and certificates as they shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this Waiver Agreement and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Lenders and their counsel.
     SECTION 1.05. APPLICABLE LAW. THIS WAIVER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
     SECTION 1.06. Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation,

negotiation, execution, delivery and enforcement of this Waiver Agreement, including, but not limited to, the reasonable fees and disbursements of counsel.
     SECTION 1.07. Counterparts. This Waiver Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Waiver Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Waiver Agreement.
     SECTION 1.08. Credit Agreement. Except as expressly set forth herein, the waiver, extension and acknowledgments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as expressly amended herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

Borrower: HOLLIDAY FENOGLIO FOWLER, L.P. a Texas limited partnership By: Holliday GP Corp., its general partner
By:	/s/ John H. Pelusi, Jr.
	Name:	John H. Pelusi, Jr.
	Title:	President

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Steven P. Renwick
	Name:	Steven P. Renwick
	Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Steven P. Renwick
	Name:	Steven P. Renwick
	Title:	Senior Vice President